As filed with the Securities and Exchange Commission on August 29, 2007          Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0928885 (I.R.S. Employer Identification No.)
Volcano Corporation
2870 Kilgore Road
Rancho Cordova, CA 95670
(Address of principal executive offices)

2005 Equity Compensation Plan
2007 Employee Stock Purchase Plan
(Full titles of the plans)

R. Scott Huennekens
President and Chief Executive Officer
2870 Kilgore Road
Rancho Cordova, CA 95670
(800) 228-4728
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, CA 92121-1909 (858) 550-6000	Gordon K. Ho, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered(1)	Registered(2)	Price Per Share(3)	Offering Price(3)	Registration Fee
Common Stock, par value $0.001 per share	4,000,000 shares	$14.92	$59,680,000	$1,832.18

(1)	Includes associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (“Preferred Share Purchase Rights”). Preferred Share Purchase Rights are attached to shares of the Registrant’s Common Stock in accordance with the rights agreement, dated as of June 20, 2006, as amended from time to time, by and between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.
(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on August 28, 2007. The chart below details the calculations of the registration fee:

	Number of	Offering Price	Aggregate
Title of Securities to be Registered(1)	Shares	Per Share	Offering Price

Common Stock, par value $0.001 per share, reserved for future issuance under the 2005 Equity Compensation Plan	3,500,000	$14.92	$52,220,000
Common Stock, par value $0.001 per share, reserved for future issuance under the 2007 Employee Stock Purchase Plan	500,000	$14.92	$7,460,000
Proposed Maximum Aggregate Offering Price			$59,680,000
Registration Fee			$1,832.18

INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:
     (a) The Registrant’s current report on Form 8-K, filed with the SEC on February 2, 2007.
     (b) The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 23, 2007 (the “2006 Form 10-K”).
     (c) The Registrant’s current report on Form 8-K, filed with the SEC on April 12, 2007.
     (d) The Registrant’s current report on Form 8-K, filed with the SEC on April 27, 2007.
     (e) The information specifically incorporated by reference into the 2006 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2007.
     (f) The Registrant’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, filed with the SEC on May 9, 2007.
     (g) The Registrant’s current report on Form 8-K, filed with the SEC on June 13, 2007.
     (h) The Registrant’s current report on Form 8-K, filed with the SEC on July 12, 2007.
     (i) The Registrant’s current report on Form 8-K, filed with the SEC on July 18, 2007.
     (j) The Registrant’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2007, filed with the SEC on August 9, 2007.
     (k) The description of the Registrant’s Common Stock and rights to purchase Series A Junior Participating Preferred Stock, which are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the Registrant’s registration statement on Form 8-A, filed with the SEC on June 12, 2006, including any amendments or reports filed for the purpose of updating such description.
     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
DESCRIPTION OF SECURITIES
     Not applicable.
INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not applicable.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that he or she has actually and reasonably incurred. The Registrant’s amended and restated certificate of incorporation and bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law.
     The Registrant’s amended and restated certificate of incorporation contains a provision permitted under Delaware law relating to the liability of directors. This provision eliminates a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except for liability for any:
•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.
     As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant’s bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Under these agreements, the Registrant is required to indemnify such executive officers and directors against all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, or alternative dispute mechanism, inquiry, hearing or investigation, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, stockholder, controlling person, agent or employee of the Registrant or any of its affiliated enterprises. The Registrant’s obligation to pay these amounts is subject to the condition that it is not finally determined that any such person would not be permitted to be indemnified under applicable law. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder.
     The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
EXHIBITS

Exhibit		Exhibit
Number		Title
3.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.
3.2	(2)	Bylaws of the Registrant.
3.3	(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
4.1		Reference is made to Exhibits 3.1, 3.2 and 3.3.

Exhibit		Exhibit
Number		Title
4.2	(4)	Specimen Common Stock certificate of the Registrant.
4.3	(5)	Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company, dated June 20, 2006.
5.1		Opinion of Cooley Godward Kronish LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Cooley Godward Kronish LLP (see Exhibit 5.1).
24.1		Power of Attorney (see signature page to this Registration Statement).
99.1		2005 Equity Compensation Plan, as amended.
99.2		2007 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(4)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-132678), as originally filed on March 24, 2006, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.
UNDERTAKINGS
1.	The undersigned Registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
            (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
            (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on August 28, 2007.

VOLCANO CORPORATION
By:	/s/ R. Scott Huennekens
R Scott Huennekens
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints R. Scott Huennekens and John T. Dahldorf, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Scott Huennekens R. Scott Huennekens	President and Chief Executive Officer, Director (Principal Executive Officer)	August 28, 2007

/s/ John T. Dahldorf John T. Dahldorf	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 28, 2007

/s/ Olav B. Bergheim	Director	August 28, 2007

Olav B. Bergheim

/s/ James C. Blair, Ph.D.	Director	August 28, 2007

James C. Blair, Ph.D.

/s/ Connie R. Curran, R.N., Ed.D.	Director	August 28, 2007

Connie R. Curran, R.N., Ed.D.

/s/ Kieran T. Gallahue	Director	August 28, 2007

Kieran T. Gallahue

/s/ Lesley H. Howe	Director	August 28, 2007

Lesley H. Howe

/s/ Ronald A. Matricaria	Director	August 28, 2007

Ronald A. Matricaria

/s/ John Onopchenko	Director	August 28, 2007

John Onopchenko

EXHIBIT INDEX

Exhibit		Exhibit
Number		Title
3.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.
3.2	(2)	Bylaws of the Registrant.
3.3	(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
4.1		Reference is made to Exhibits 3.1, 3.2 and 3.3.
4.2	(4)	Specimen Common Stock certificate of the Registrant.
4.3	(5)	Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company, dated June 20, 2006.
5.1		Opinion of Cooley Godward Kronish LLP.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Cooley Godward Kronish LLP (see Exhibit 5.1).
24.1		Power of Attorney (see signature page to this Registration Statement).
99.1		2005 Equity Compensation Plan, as amended.
99.2		2007 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(4)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-132678), as originally filed on March 24, 2006, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.